EXHIBIT 7. (B)

                      Consent of PricewaterhouseCoopers LLP

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-6 (Registration No. 333-81057) of our report dated April 30,1999 on the financial statements of Acacia National Variable Life Insurance Separate Account I, which appear in such Registration Statement. We also consent to the reference to us under the caption "Experts".


/s/ PricewaterhouseCoopers LLP


Washington, D.C.
April 12, 2001